February 23, 2007


Evelyn Dilsaver,
President and Chief Executive Officer,
Schwab Capital Trust
101 Montgomery Street
San Francisco, CA 94104

Re: Funds of Schwab Capital Trust and Schwab 1000 Fund

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

FUND                                       NET OPERATING     GUARANTEED THROUGH:
                                           EXPENSE LIMIT
SCHWAB MARKETTRACK ALL EQUITY              50 bps            2/27/08
PORTFOLIO -- INVESTOR SHARES

SCHWAB MARKETTRACK CONSERVATIVE            50 bps            2/27/08
PORTFOLIO -- INVESTOR SHARES

SCHWAB MARKETTRACK BALANCED                50 bps            2/27/08
PORTFOLIO -- INVESTOR SHARES

SCHWAB MARKETTRACK GROWTH PORTFOLIO        50 bps            2/27/08
-- INVESTOR SHARES

SCHWAB MARKETTRACK CONSERVATIVE            35 bps            2/27/08
PORTFOLIO -- P SHARES

SCHWAB MARKETTRACK GROWTH PORTFOLIO        35 bps            2/27/08
-- P SHARES

LAUDUS U.S. MARKETMASTERS FUND-            125 bps           2/27/08
INVESTOR SHARES

LAUDUS U.S. MARKETMASTERS FUND-            107 bps           2/27/08
SELECT SHARES

LAUDUS SMALL-CAP MARKETMASTERS             155 bps           2/27/08
FUND- INVESTOR SHARES

LAUDUS SMALL-CAP MARKETMASTERS             137 bps           2/27/08
FUND- SELECT SHARES

LAUDUS INTERNATIONAL MARKETMASTERS         165 bps           2/27/08
FUND- INVESTOR SHARES

LAUDUS INTERNATIONAL MARKETMASTERS         147 bps           2/27/08
FUND- SELECT SHARES

SCHWAB LARGE-CAP GROWTH FUND --            120 bps           2/27/08
INVESTOR SHARES

SCHWAB LARGE-CAP GROWTH FUND --            99 bps            2/27/08
SELECT SHARES

SCHWAB CORE EQUITY FUND                    75 bps            2/27/08

SCHWAB S&P 500 INDEX FUND -                37 bps            2/27/08
INVESTOR SHARES

SCHWAB S&P 500 INDEX FUND - SELECT         19 bps            2/27/08
SHARES

SCHWAB S&P 500 INDEX FUND - E.SHARES       28 bps            2/27/08

SCHWAB 1000 INDEX FUND - INVESTOR           51 bps           2/27/08
SHARES

SCHWAB 1000 INDEX FUND - SELECT             36 bps           2/27/08
SHARES


SCHWAB SMALL-CAP INDEX FUND-                60 bps           2/27/08
INVESTOR SHARES

SCHWAB SMALL-CAP INDEX FUND- SELECT         42 bps           2/27/08
SHARES

SCHWAB TOTAL STOCK MARKET INDEX             58 bps           2/27/08
FUND- INVESTOR SHARES

SCHWAB TOTAL STOCK MARKET INDEX             39 bps           2/27/08
FUND- SELECT SHARES

SCHWAB INTERNATIONAL INDEX FUND-            69 bps           2/27/08
INVESTOR SHARES

SCHWAB INTERNATIONAL -INDEX FUND-           50 bps           2/27/08
SELECT SHARES

SCHWAB DIVIDEND EQUITY FUND-                110 bps          2/27/08
INVESTORS SHARES

SCHWAB DIVIDEND EQUITY FUND- SELECT         95 bps           2/27/08
SHARES

SCHWAB SMALL-CAP EQUITY FUND-               130 bps          2/27/08
INVESTORS SHARES

SCHWAB SMALL-CAP EQUITY FUND-               112 bps          2/27/08
SELECT SHARES

SCHWAB HEDGED EQUITY FUND- INVESTOR         200 bps          2/27/08
SHARES

SCHWAB HEDGED EQUITY FUND- SELECT           177 bps          2/27/08
SHARES

SCHWAB FINANCIAL SERVICES FUND              110 bps          2/27/08

SCHWAB HEALTH CARE FUND                     110 bps          2/27/08

SCHWAB TECHNOLOGY FUND                      110 bps          2/27/08

SCHWAB INSTITUTIONAL SELECT S&P 500         10 bps           2/27/08
FUND

SCHWAB PREMIER EQUITY FUND -               130 bps           2/27/08
INVESTOR SHARES

SCHWAB PREMIER EQUITY FUND --              115 bps           2/27/08
SELECT SHARES

SCHWAB VIEWPOINTS FUND (FORMERLY,          110 bps           2/27/08
LAUDUS BALANCED MARKETMASTERS FUND-
INVESTOR SHARES)

LAUDUS BALANCED MARKETMASTERS FUND         95 bps            2/27/08
SELECT SHARES (FORMERLY, LAUDUS
BALANCED MARKETMASTERS FUND- SELECT
SHARES)

SCHWAB TARGET 2010 FUND                     6 bps            2/27/08

SCHWAB TARGET 2020 FUND                     4 bps            2/27/08

SCHWAB TARGET 2030 FUND                     3 bps            2/27/08

SCHWAB TARGET 2040 FUND                     1 bp             2/27/08

SCHWAB RETIREMENT INCOME FUND               10 bps           2/27/08

Sincerely,

/s/ George Pereira                             /s/ Pamela Saunders
------------------                             -------------------
    George Pereira                             Pamela Saunders,
    Chief Financial Officer, Charles Schwab    Vice President, Proprietary Funds
    Investment Management, Inc.                Charles Schwab & Co., Inc.


cc:
Jody Stuart
Shelley Harding-Riggen
Michael Bonardi
Yi-Ching Wu
Jonathan De St Paer
George Pereira
Gregory J. Hand
Zuogang Gao
Jim Giblin
Anna Loh
Mini Jande
Philippa Zuckerman